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                                                                    EXHIBIT 10.8

CLIFFORD                                           LIMITED LIABILITY PARTNERSHIP

CHANCE                                                         EXECUTION VERSION

                           GATX FINANCIAL CORPORATION
                              as Initial Guarantor

                                       and

          CREDIT LYONNAIS (as Security Trustee for the Finance Parties)
                              EFG AIRCRAFT LIMITED
                                       And
                         EFG AIRCRAFT (IRELAND) LIMITED
                            as Initial Beneficiaries

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                                    GUARANTEE
       Relating to the obligations of certain companies under the Aircraft
           Facility Agreement and certain other Transaction Documents in respect of certain Airbus Aircraft
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                                    CONTENTS

CLAUSE                                                                             PAGE
1.  Definitions And Construction............................................        1
2.  Guarantee: Demands......................................................        2
3.  Absolute Guarantee......................................................        4
4.  Guarantors' Obligations Absolute........................................        4
5.  Representations, Warranties And Covenants...............................        5
6.  Preservation Of Rights..................................................        6
7.  Waivers Of Notice, Etc..................................................        7
8.  Extensions, Etc. .......................................................        7
9.  No Waiver...............................................................        8
10. Bankruptcy..............................................................        8
11. Subrogation.............................................................        8
12. Notices.................................................................        8
13. Miscellaneous...........................................................        9
14. Guarantor Accession.....................................................       10
15. Beneficiary Accession...................................................       12
16. Law.....................................................................       12
17. Submission To Jurisdiction Of Courts Of England.........................       12
18. Submission To Jurisdiction Of Courts Of New York........................       13
19. Waiver Of Right To Jury Trial...........................................       13
20. Third Party Rights......................................................       13
21. Counterparts............................................................       14

Schedule 1     FORM OF GUARANTOR ACCESSION CERTIFICATE......................       15
Schedule 2     DOCUMENTS TO ACCOMPANY GUARANTOR ACCESSION CERTIFICATE.......       17
Schedule 3     FORM OF BENEFICIARY ACCESSION CERTIFICATE....................       18
Schedule 4     FORM OF NOTICE OF DEMAND.....................................       19

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THIS GUARANTEE is made on_________December 2001

BETWEEN:

(1) GATX FINANCIAL CORPORATION, a corporation organised and existing under the laws of Delaware (the "INITIAL GUARANTOR");

(2) CREDIT LYONNAIS a banking institution established under the laws of France and acting through its main office at 1-3 rue des Italiens, 75009 Paris, France as security trustee for and on behalf of itself, the Agent and each of the Lenders (the "SECURITY TRUSTEE"); and

(3) EFG AIRCRAFT LIMITED, a limited liability company incorporated and existing under the laws of the Cayman Islands and having its registered office at Walker House, Mary Street, PO Box 908GT Grand Cayman, Cayman Islands ("EFG CAYMAN"); and

(4) EFG AIRCRAFT (IRELAND) LIMITED, a limited liability company incorporated and existing under the laws of the Republic of Ireland and having its registered office at 30 Herbert Street, Dublin 2, Republic of Ireland ("EFG IRELAND").

WHEREAS each of the Security Trustee, EFG Cayman and EFG Ireland is herein referred to as an "INITIAL BENEFICIARY" and together they are referred to herein as the "INITIAL BENEFICIARIES".

WHEREAS it is proposed that each of the Beneficiaries (other than the Security Trustee) will enter into Credit Sale Agreements with one or more of the Export Lessees.

WHEREAS it is proposed that each Beneficiary (other than the Security Trustee) will finance a portion of the cost each Aircraft owned by it from time to time pursuant to the Facility Agreement.

WHEREAS it is a requirement of each Beneficiary (other than the Security Trustee) being willing to enter into any Credit Sale Agreement and lease the relevant Aircraft thereunder that the obligations of the relevant Export Lessee thereunder and under the other Transaction Documents to which it is party are guaranteed pursuant to this Guarantee.

WHEREAS it is a requirement of each Finance Party being willing to make Loans, and keep Loans outstanding, pursuant to the Facility Agreement that the obligations of each Export Lessee thereunder and under each of the other Transaction Documents to which it is party are guaranteed pursuant to this Guarantee.

NOW THEREFORE the Guarantors agree as follows:

1.    DEFINITIONS AND CONSTRUCTION

      In this Guarantee (including the Recitals) unless the context otherwise requires, words and expressions defined in Appendix X hereto (including definitions incorporated by reference to another document) shall bear the same respective meanings and application when used herein; and

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      "BENEFICIARIES" means the Initial Beneficiaries and each other person which from time to time becomes and remains a Beneficiary for the purposes of this Guarantee in accordance with Clause 15 and "BENEFICIARY" means any of them;

      "BENEFICIARY ACCESSION CERTIFICATE" means a certificate substantially in the form attached hereto as Schedule 3;

      "GUARANTEED OBLIGATIONS" means, with respect to any Export Lessee, any and all monies, liabilities and obligations (whether actual or contingent, whether now existing or hereafter arising, whether or not for the payment of money, and including any obligation or liability to pay damages and including any interest which, but for the application of bankruptcy or insolvency laws, would have accrued on the amounts in question), which are now or which may at any time and from time to time hereafter be due, owing, payable or incurred or be expressed to be due, owing, payable or incurred from or by such Export Lessee to any Guaranteed Party under any of the Transaction Documents to which such Export Lessee is party and references to "GUARANTEED OBLIGATIONS" includes references to any part thereof;

      "GUARANTEED PARTIES" means the Beneficiaries and the Finance Parties:

      "GUARANTEE PERCENTAGE" means, as of the date hereof, In relation to the Initial Guarantor, one hundred per cent. (100%) and, thereafter, in relation to each Guarantor from time to time, the relevant percentage specified in the Guarantor Accession Certificate most recently executed and delivered in accordance with the terms hereof;

      "GUARANTOR ACCESSION CERTIFICATE" means a certificate substantially in the form set out in Schedule 1;

      "GUARANTORS" means the Initial Guarantor and each other person which from time to time becomes and remains a Guarantor for the purposes of this Guarantee in accordance with Clause 14 and "GUARANTOR" means any of them;

      "NON PAYMENT DEFAULT" has the meaning given to it in Clause 2.1 (a); and

      "NOTICE OF DEMAND" has the meaning given to it in Clause 2.2 and the form of which is set out in Schedule 4.

2.    GUARANTEE: DEMANDS

2.1 Each Guarantor hereby absolutely, unconditionally and irrevocably as primary obligor and not as surety:

      (a) guarantees to each Beneficiary the due and punctual payment, performance and observance by each Export Lessee of its Guaranteed Obligations in accordance with the terms and conditions of the applicable Transaction Documents as and when due, and, subject to Clause 2.2 (i) promises to pay for the account of the relevant Beneficiary from time to time all sums from time to time due and payable (but unpaid) by any Export Lessee under or pursuant to its Guaranteed Obligations or on account of any breach thereof

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            which are the subject to any Notice of Demand and (ii) undertakes to each Beneficiary that in the event of a default of any Export Lessee in the observance or performance of any of its Guaranteed
            Obligations being other than for the payment of monies due ("NON PAYMENT DEFAULT") then the Guarantor shall on demand perform such Guaranteed Obligations; and

      (b) agrees as a primary obligation to indemnify each Beneficiary from time to time on demand from and against any loss incurred by such Beneficiary (and, in the case of the Security Trustee, the Finance Parties) as a result of any of the Guaranteed Obligations owed to such Beneficiary or the Finance Parties (as the case may be) being or becoming void, voidable, unenforceable or ineffective as against the relevant Export Lessee for any reason whatsoever whether or not known by such Beneficiary or any Finance Party, the amount of such loss being limited to the amount which such Beneficiary or Finance Party would otherwise have been entitled to recover from the relevant Export Lessee.

      PROVIDED ALWAYS that if and for as long as there is more than one Guarantor hereunder (a) the obligations of each of the Guarantors under this Clause shall be several (and not joint) and shall be limited to that Guarantor's Guarantee Percentage of any claim with respect to the Guaranteed Obligations and (b) the failure of any one such Guarantor to perform its obligations with respect to any such claim shall have no effect on any other Guarantor's obligations under this Clause 2.1 and (c) payment by, or on behalf of, a Guarantor to, or for the account of the relevant Beneficiary pursuant to Clause 2.2 of that Guarantor's Guarantee Percentage of an amount due by the relevant Export Lessee with respect to the Guaranteed Obligations (whether or not the relevant Beneficiary shall have demanded the applicable amount from such Guarantor pursuant to this Guarantee) shall discharge pro'tanto that Guarantor's liability hereunder in respect of any claim with respect to the Guaranteed Obligations in question (any such claim, the "RELEVANT LIABILITIES"; with any Guarantor whose liability is so discharged in full being with respect to such Relevant Liabilities a "DISCHARGED GUARANTOR", any Guarantor whose liability is so discharged in part being with respect to such Relevant Liabilities a "PARTIALLY DISCHARGED GUARANTOR" and the amount of the balance of the liability of a Partially Discharged Guarantor being its "BALANCE").

2.2 If at any time after the date hereof, any Export Lessee is in breach of its Guaranteed Obligations (or any of mem), subject to Clause 2.4 the Security Trustee shall notify each Guarantor by sending each thereof a written notice (a "Notice of Demand"). Each Notice of Demand shall specify
      (a) the amount outstanding which the relevant Export Lessee is required to pay or obligation that is required to be performed and (b) (if applicable) the account of the applicable Beneficiary to which such payment should be made. Within three (3) Business Days following receipt of any Notice of Demand each Guarantor shall pay to such account as is specified in the Notice of Demand, its Guarantee Percentage of any amount mentioned in (a) aforesaid so specified in the relevant Notice of Demand. Any payment made in accordance with the preceding provisions of this Clause 2.2 or other appropriate action taken to remedy an

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      unperformed Guaranteed Obligation shall be deemed to satisfy the relevant
      Export Lessee's Guaranteed Obligations pro tanto to the extent of such payment so made or performance.

2.3 The Guarantor expressly acknowledges and consents to the terms and conditions of the proviso to Clause 10.2 of the Facility Agreement.

2.4 The Security Trustee will not be obliged to give any Notice of Demand following the occurrence with respect to GFC of a Termination Event described in Clause 10.1 (f), (g), (h) or (i) of the Facility Agreement.

2.5   Each Beneficiary acknowledges:

      (a) that the liability of any Partially Discharged Guarantor in respect of the Relevant Liabilities is limited to such Partially Discharged Guarantor's Balance and that no other Guarantor shall have any liability in respect of such Balance; and

      (b) for the avoidance of doubt, that no Discharged Guarantor shall have any liability in respect of the Relevant Liabilities in respect of which it has been discharged.

3.    ABSOLUTE GUARANTEE

3.1 This Guarantee shall be an absolute, continuing, unconditional and irrevocable guarantee of any and all Guaranteed Obligations made, endorsed, contracted or otherwise incurred by each Export Lessee and all extensions and renewals of such Guaranteed Obligations in whole or in part and shall, subject always to Clauses 10 and 14, remain in full force and effect until such time as the Guaranteed Obligations have been discharged in full.

3.2 The Guarantors agree that the Guaranteed Obligations shall expressly include all liabilities which any Export Lessee may incur pursuant to the Transaction Documents now or at any time in the future upon any Utilisation Notice being delivered, any Loan Supplement being entered into, any Credit Sale Agreement being entered into and/or any Aircraft being delivered.

3.3 Subject to Clause 10, this Guarantee shall terminate upon the irrevocable and unconditional discharge in full of the Guaranteed Obligations or, in relation to any Guarantor which becomes a Discharged Guarantor, upon it so becoming a Discharged Guarantor

4.    GUARANTORS' OBLIGATIONS ABSOLUTE

4.1 Subject to Clause 14, the obligations of each Guarantor under this Guarantee are absolute, direct, irrevocable and unconditional, without regard to the obligations of any other person or Guarantor and are in addition to and independent of every other security which the Guaranteed Parties may at any time hold in respect of the Guaranteed Obligations, and shall not in any manner be released, discharged or

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      otherwise affected by reason of (a) any action taken or not taken by any of the Guaranteed Parties (which action or inaction is herein consented and agreed to) or (b) any lack of prior enforcement or retention of any rights against the Export Lessee, any other Guarantor or any other person or any property, or (c) the partial or complete illegality, unenforceability or invalidity of any of the Guaranteed Obligations or any bankruptcy, insolvency, reorganisation, arrangement, assignment for the benefit of creditors or similar proceedings with respect to the Export Lessee or (d) any termination of, or change in, any business, ownership or other relationship between any of the Export Lessees, any of the Guaranteed Parties and such Guarantor or (e) any partial payment or performance by any Export Lessee or any other person in respect of the Guaranteed Obligations or (f) the limited recourse nature of the Guaranteed Obligations in accordance with Clause 3.9 of the Facility Agreement or (g) the election of any of the Beneficiaries to proceed by non-judicial rather than judicial foreclosure which destroys or otherwise impairs the subrogation rights of the Guarantors or the right of the Guarantors to proceed against any Export Lessee or (h) non-disclosure to a Guarantor by any Finance Party of any facts or information which it may have about any Export Lessee.

4.2 No delay in making demand on any Guarantor under this Guarantee for satisfaction of its obligations hereunder shall prejudice the right of the Beneficiaries to enforce the obligations of such Guarantor hereunder provided such demand is made within any period required by any applicable statute of limitations or similar law affecting the demand.

5.    REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1    Each Guarantor represents as to itself that:

      (a) it is a corporation or company duly organised and validly existing under the laws of the state or country in which it is incorporated or formed;

      (b) it has full legal right, power and authority to execute, deliver and perform this Guarantee;

      (c) all appropriate and necessary corporate actions have been taken, and all necessary governmental approvals have been obtained, to authorise the execution and delivery of this Guarantee and the performance and observance of the terms hereof;

      (d) this Guarantee constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms except as enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law); and

      (e) the claims of the Beneficiaries under this Guarantee against it will rank at least pari passu with the claims of all its other unsecured and unsubordinated

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            creditors other than those whose claims are mandatorily preferred by
            Applicable Law.

5.2 Each Guarantor shall, from the date of this Guarantee until it ceases to have any liability under this Guarantee, take all action and obtain all governmental approvals required so that its obligations hereunder will at all times be legal, valid and binding and enforceable in accordance with the terms hereof.

6.    PRESERVATION OF RIGHTS

6.1 Neither the obligations of any Guarantor under this Guarantee nor the rights, powers and remedies conferred on the Guaranteed Parties under the Transaction Documents or by law shall be discharged, impaired or otherwise affected by:

      (a) time or other indulgence being granted or agreed to be granted to any Export Lessee in respect of any Guaranteed Obligations under the Transaction Documents or under any other security granted in favour of the Guaranteed Parties;

      (b) any termination of, amendment to, or any variation, waiver or release of any obligation of any Export Lessee under any of the Transaction Documents made in accordance with the terms thereof or under any other security granted in favour of the Guaranteed Parties;

      (c) any failure to take, or fully to take, any security contemplated by the Transaction Documents or otherwise agreed to be taken in respect of any Export Lessee's obligations under the Transaction Documents;

      (d) any failure to perfect or realise or fully realise the value of, or any release, discharge, exchange or substitution of, any such security or taken in respect of any Export Lessee's obligations under any of the Transaction Documents;

      (e) the winding up or dissolution of any Export Lessee or any change in its status, function, control or ownership; or

      (f) any other act, event or omission which may operate to discharge, impair or otherwise affect any of the obligations of each Guarantor contained in this Guarantee or any of the rights, powers or remedies conferred upon the Guaranteed Parties or by law.

6.2 No Beneficiary shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of each Guarantor under this Guarantee or by law:

      (a)   to make any demand of any Export Lessee;

      (b) to take any action or obtain judgement in any court against any Export Lessee;

      (c) to make or file any claim or proof in a winding-up or dissolution of any Export Lessee; or

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      (d)   to enforce or seek to enforce any security taken in respect of any of the obligations of any Export Lessee under the Transaction Documents.

6.3 Each Guarantor agrees that so long as any of the Guaranteed Obligations are outstanding, such Guarantor shall not exercise any rights which it may at any time have by reason of performance by it of its obligations under this Guarantee or otherwise exercise any right of set-off or counterclaim against any Export Lessee or to be indemnified by any Export Lessee and/or to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guaranteed Parties under the Transaction Documents or of any other security taken pursuant to, or in connection with, the Transaction Documents by the Guaranteed Parties.

6.4 The Guarantor shall hold in trust and promptly pay over to the Security Trustee an amount equal to any sums it receives from any Export Lessee in contravention of Clause 6.3.

7.    WAIVERS OF NOTICE, ETC.

7.1 Each Guarantor under this Guarantee hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever with respect to this Guarantee and the Guaranteed Obligations other than any requirements of demand or notice on the Export Lessee or the Guarantors as are specifically set forth in this Guarantee and the other Transaction Documents.

7.2 The Initial Guarantor waives all benefits and defences it may have under California Civil Code Sections 2782 to 2856 (inclusive) and 2899 and 3433 with respect to its obligations under this Guarantee.

8.    EXTENSIONS, ETC.

      Each Guarantor under this Guarantee consents and agrees that the Guaranteed Parties may, in their sole discretion, at any time and from time to time:

      (a) renew, extend, change or modify the time, manner, place or terms of payment, performance or observance of any or all of the Guaranteed Obligations;

      (b) exchange, release or surrender any security or property which may at any time be held by such Guarantor in respect of the Guaranteed Obligations;

      (c) release any surety or guarantor for or of any of the Guaranteed Obligations;

      (d) settle or compromise any or all of the Guaranteed Obligations with the relevant Export Lessee or any other person liable in relation thereto; and

      (e) subordinate the payment, performance or observance of all or any part of the Guaranteed Obligations to the payment, performance or observance of any other debts or obligations which may be due or owing by the relevant Export Lessee to the Guaranteed Parties or any other person,

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      all in such manner and upon such terms as the relevant Guaranteed Party may deem proper, without notice to or further assent from any Guarantor (each of whom agrees to remain bound by this Guarantee notwithstanding any such thing as aforesaid).

9.    NO WAIVER

      No election not to exercise, failure or delay in exercising any right nor any course of dealing or performance under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of any of the Guaranteed Parties under this Guarantee, any other Transaction Document or Applicable Law.

10.   BANKRUPTCY

      Each Guarantor agrees that if at any time all or any part of any payment made by such Guarantor hereunder and applied by any of the Guaranteed Parties to any of the Guaranteed Obligations is or must be rescinded or returned by such Guaranteed Party, or any other person on behalf of such Guaranteed Party, for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganisation of the Export Lessee), such Guaranteed Obligations shall, for the purposes of this Guarantee, to the extent that such payment is or must be rescinded or returned, be deemed to be continued in existence notwithstanding such application by such Guaranteed Party and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application had not been made. If any Guaranteed Party is required to return any such payment to or rescind the performance of a particular guarantor (the "APPLICABLE GUARANTOR") in relation to a particular Guaranteed Obligation, then notwithstanding the foregoing to the contrary:

      (a) the Applicable Guarantor's obligations hereunder only will be reinstated with respect to such Guaranteed Obligation; and

      (b) the obligations of the other Guarantor or Guarantors (in the case of each Guarantor other than the Applicable Guarantor) shall not be reinstated.

11.   SUBROGATION

      Each Guarantor under this Guarantee shall be subrogated to the rights, if any, of the Beneficiaries in respect of any matter with respect to which an amount has been paid by such Guarantor hereunder; Provided Always that any subrogation rights to which such Guarantor becomes entitled by reason of performance of any of its obligations hereunder shall be subject and subordinate to the rights of the Beneficiaries and the Finance Parties against any Export Lessee under the other Transaction Documents and the exercise of any such subrogation rights of such Guarantor shall be deferred until all Guaranteed Obligations have been fully performed.

12.   NOTICES

      All notices, requests, designations or other communications provided for herein shall be in writing and shall be deemed to have been given when delivered personally or

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      when telefaxed and receipt confirmed and shall be deemed to have been received ten (10) days after deposit in the mail, registered airmail postage prepaid, addressed as follows:

      If to the Initial Guarantor
      Or any Export Lessee:           GATX Financial Corporation
                                      Four Embarcadero Center, Suite 2200
                                      San Francisco, California 94111
                                      U.S.A.

                                      Attention: Aircraft Portfolio Management
                                      Facsimile: +1 415 955 3415

      If to any Guarantor (which is not an Initial Guarantor): to its address specified in the Guarantor Accession Certificate most recently executed by such Guarantor.

      with a copy in all cases to:         Credit Lyonnais
                                           1-3 rue des Italiens
                                           75009 Paris
                                           France

                                           Attention: Middle Office
                                           Facsimile: +33 1 42 95 11 81

      or to such other address and details as any party may designate for itself by written notice to the other party.

13.   MISCELLANEOUS

13.1 Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and, to the extent permitted by the Applicable Law, each Guarantor hereby waives any provision of Applicable Law that renders any provision of this Guarantee prohibited or unenforceable in any respect.

13.2 No provision of this Guarantee may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each Guarantor and the Beneficiaries

13.3 If any sum due from a Guarantor under this Guarantee or any order or judgement given or made in relation hereto has to be converted from the currency (the "FIRST CURRENCY") in which the same is payable under this Guarantee or such order or judgement into another currency (the "SECOND CURRENCY") for the purpose of (a) making or filing a claim or proof against the relevant Export Lessee, (b) obtaining an order or judgement in any court or other tribunal or (c) enforcing any order or judgement given or made in relation to this Guarantee, such Guarantor shall indemnify and hold harmless the relevant Beneficiary from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question

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      from the first currency into the second currency and (ii) the rate or rates of exchange at which such Beneficiary may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgement, claim or proof.

13.4 All payments by a Guarantor under this Guarantee shall be made free and clear of, and without set-off, deduction or withholding for or on account of, any Taxes, unless such deduction or withholding is required by Applicable Law. If any Guarantor shall be required by law to make any such payment subject to deduction or withholding for or on account of any Taxes, such Guarantor shall pay to the relevant Beneficiary such additional amounts as may be necessary to ensure that the net amount received by such Beneficiary after such deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of such additional amounts), is equal to the full amount that such Beneficiary would have been entitled to receive had such deduction or withholding not been required.

13.5 The Security Trustee, acting reasonably, may place to the credit of a suspense account any moneys received under or in connection with this Guarantee in order to preserve the rights of the Security Trustee or any other Beneficiary to prove for the full amount of all of its claims against the Guarantor or any other GATX Obligor. The Security Trustee may at any time apply any of the moneys referred to in this Clause in or towards satisfaction of any of the Guarantor's liabilities under this Guarantee.

13.6 Each Beneficiary (other than the Security Trustee) may assign its rights and interests hereunder to the Security Trustee pursuant to one or more Borrower Security Assignments.

13.7  This is a guarantee of payment and performance and not collection.

13.8 The Guarantors agree from time to time to do and perform such other and further acts and execute and deliver and all such other documents as may be required by law or reasonably requested by the Security Trustee to establish, maintain and protect the rights and remedies of the Beneficiaries pursuant to this Guarantee.

13.9  In this Guarantee, time is of the essence.

14.   GUARANTOR ACCESSION

14.1 The Guarantors shall, by written notice to the Beneficiaries (each an "ACCESSION NOTICE"), be entitled at any time to request that another person approved in writing by the Security Trustee (acting on the instructions of the National Agents and the German Parallel Lender) (each a "PROSPECTIVE GUARANTOR") accede to this Guarantee as an additional or replacement Guarantor. Each Accession Notice shall:

      (a) give full details of the Prospective Guarantor and its intended Guarantee Percentage;

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      (b)   specify whether any existing Guarantor (each a "RETIRING GUARANTOR")
            will cease to be a Guarantor if such request is agreed to;

      (c) specify whether any existing Guarantor (each an "AFFECTED GUARANTOR") will have a reduced Guarantee Percentage if such request is agreed to; and

      (d) specify each existing Guarantor (each an "UNAFFECTED GUARANTOR") whose Guarantee Percentage will not change if such request is agreed to.

14.2 If the Security Trustee shall agree (acting on the instructions of the National Agents and the German Parallel Lender) to any request made in an Accession Notice (which shall be at their absolute discretion), the following procedures shall apply unless such agreement of the Security Trustee requires otherwise:

      (a)   The Guarantors shall deliver to the Beneficiaries:

            (i) the documents referred to in Schedule 2 in relation to the Prospective Guarantor and each Affected Guarantor, each to be in form and substance reasonably satisfactory to the Security Trustee; and

            (ii) an Guarantor Accession Certificate, duly signed by the Prospective Guarantor, each Retiring Guarantor (if any) and each Affected Guarantor (if any) and duly completed in a manner which is consistent with the information contained in such Accession Notice.

      (b) If the Security Trustee shall be satisfied, acting reasonably, that the documents referred to in Clause 14.2(a) comply with the requirements of this Guarantee, the Beneficiaries shall counter-sign the applicable Guarantor Accession Certificate, whereupon:

            (i) each Retiring Guarantor (if any) will be released from its obligations hereunder;

            (ii) the obligations of each Affected Guarantor (if any) hereunder will be amended to reflect its new Guarantee Percentage as stated in such Guarantor Accession Certificate;

            (iii) the Prospective Guarantor will become a Guarantor hereunder with the Guarantee Percentage provided for it in the Guarantor Accession Certificate;

            (iv) each Unaffected Guarantor (if any) will continue to be a Guarantor hereunder with the same Guarantee Percentage ascribed to it hereunder immediately prior to the execution of the Guarantor Accession Certificate; and

            (v) the Beneficiaries shall acquire the same rights and benefits hereunder as they would have acquired had the Prospective Guarantor, each Affected Guarantor (if any) and each Unaffected Guarantor (if any) been original parties hereto with the respective Guarantee Percentages specified for them in such Guarantor Accession Certificate.

15.   BENEFICIARY ACCESSION

      Any Alternative Borrower shall be entitled at any time to become a Beneficiary by delivering to the Guarantors a duly completed Beneficiary Accession Certificate executed by such Alternative Borrower and, upon such Beneficiary Accession Certificate being executed by all of the Guarantors, such Alternative Borrower shall acquire the same rights and benefits hereunder as it would have acquired had it been an original party hereto in the capacity of an Initial Beneficiary.

16.   LAW

      This Guarantee shall in all respects be governed by, and construed in accordance with, the laws of England.

17.   SUBMISSION TO JURISDICTION OF COURTS OF ENGLAND

17.1 Each Guarantor under this Guarantee irrevocably agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee and, for such purposes, irrevocably submits to the jurisdiction of such courts.

17.2 Each Guarantor under this Guarantee irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 17.1 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Guarantee and agrees not to claim that any such court is not a convenient or appropriate forum.

17.3 The Initial Guarantor irrevocably appoints GATX International Limited currently at 34th Floor, One Canada Square, Canary Wharf, London, E14 SAA as its agent for service of process in relation to any proceedings before the English courts in connection with this Guarantee and agrees that the process by which any suit, action or proceeding in England is begun may be served on it by being delivered to the registered office of GATX International Limited from time to time.

      The Initial Guarantor further agrees that if the appointment of any person mentioned in Clause 17.2 ceases to be effective, the Initial Guarantor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within fifteen (15) days, the Security Trustee is entitled to appoint such a person by notice to the Initial Guarantor.

17.4  The submission to the jurisdiction of the courts referred to in Clause
      17.1 shall not (and shall not be construed so as to) limit the right of the Beneficiaries to take proceedings against any Guarantor under this Guarantee in any other court of competent jurisdiction (including, without limitation, as contemplated by Clause 18) nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

18.   SUBMISSION TO JURISDICTION OF COURTS OF NEW YORK

18.1 For the purposes of this Guarantee, each Guarantor irrevocably agrees that any suit, action or proceeding against it or its assets, properties or revenues, arising out of or relating to this Guarantee or any of the transactions contemplated hereby (a "RELATED PROCEEDING"), may be brought by any Beneficiary in the Supreme Court of the State of New York, or any federal district court, in each case, sitting in the Borough of Manhattan in the City of New York, United States of America, and each Guarantor irrevocably submits generally and unconditionally to the non-exclusive jurisdiction of such court (and to all courts empowered to hear appeals therefrom) in any Related Proceeding. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the Security Trustee's right to bring any Related Proceeding against a Guarantor in any other jurisdiction (including, without limitation, as contemplated by Clause 17), nor shall the bringing of a Related Proceeding in any one or more jurisdictions preclude the bringing of a suit, action or proceeding in any other jurisdiction whether concurrently or otherwise. Each Guarantor agrees that a judgement, after exhaustion of all available appeals, in any Related Proceeding shall be conclusive and binding upon such Guarantor and may be enforced in any other jurisdiction (A) by suit upon such judgement, a certified copy of which shall be conclusive evidence of such judgement and of the amount of the indebtedness specified therein, or (B) by such other means provided by law, and each Guarantor agrees that it will not take any steps to obstruct enforcement of any such judgement in any such other jurisdiction.

18.2 For the purposes of this Guarantee, each Guarantor irrevocably waives, to the fullest extent permitted by Applicable Law, (a) any objection it may now or hereafter have to the laying of venue of any Related Proceeding which may be brought in the courts referred to in Clause 18.1 and (b) any objection it may now or hereafter have to a Related Proceeding brought in the courts referred to in Clause 18.1 based on forum non conveniens.

18.3 The Guarantor agrees that service of process may be made on it for the purposes of any proceedings in New York by service being made on the Guarantor by certified mail or by personal delivery of process at the address of the Guarantor set out in Clause 12.

19.   WAIVER OF RIGHT TO JURY TRIAL

      FOR THE PURPOSES OF THIS GUARANTEE, EACH GUARANTOR AND EACH BENEFICIARY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE.

20.   THIRD PARTY RIGHTS

      A person who is not a party to this Guarantee has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Guarantee.

21.   COUNTERPARTS

      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF this Guarantee has been executed in London by the parties hereto as a deed and is intended to be and is hereby delivered the day and year first above written.

                                   SCHEDULE 1

                     FORM OR GUARANTOR ACCESSION CERTIFICATE

To: [Names of Beneficiaries]

From: [ ]

Dated: [ ]

Dear Sirs

1. We refer to a guarantee dated [-] December 2001 and made between GATX Financial Corporation, as Initial Guarantor, and Credit Lyonnais, EFG Aircraft Limited and EFG Aircraft (Ireland) Limited, as Initial Beneficiaries (as amended, modified and restated prior to the date hereof, the "GUARANTEE").

2.    Terms defined in the Guarantee shall bear the same meaning herein.

3. [ ] (the "PROSPECTIVE GUARANTOR") hereby agrees to be a Guarantor pursuant to Clause 14 (Guarantor Accession) of the Guarantee with a Guarantee Percentage of [-] per cent. ([-]%) and accordingly undertakes henceforth to perform all the obligations (whether now existing or hereafter arising) expressed to be undertaken under the Guarantee by a Guarantor with such Guarantee Percentage in all respects as if it had been an original party thereto as a Guarantor.

4. In consequence of the execution of this Guarantor Accession Certificate, [the Guarantee Percentages of [-] and [-] will be amended to [-] per cent. ([-])% and [-] per cent. ([-])% respectively and [-] will cease to be a Guarantor. In consequence of the execution of this Accession Notice the Guarantee Percentage of [-] and [-] will not be amended and will continue to be [-] per cent.([-])% and [-] per cent.([-])% respectively.](1)

5.    The Prospective Guarantor's administrative details are as follows:

      Address:    [-]

      Telefax No: [-]

      Attention:  [-]

6. This Guarantor Accession Certificate may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

7. By its execution and delivery of this Guarantor Accession Certificate the Prospective Guarantor is deemed on the date of this Guarantor Accession Certificate to make in respect of itself each of the representations and warranties set forth in Clause 5.1 of the

-------------

(1)   amend as appropriate

      Guarantee with reference to the facts and other circumstances subsisting on the date of this Guarantor Accession Certificate.

8. This Guarantor Accession Certificate shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this certificate has been executed as a deed the day and year first before written.

[ ],(2)

acting by:

in the presence of:

Signature:

Name:

Title:

Agreed and accepted this [ ] day of [ ] by:

[-]

acting by:

Agreed and accepted this [ ] day of [ ] by:

[-]

acting by:

-------------

(2) include a signature block for the Prospective Guarantor, each Retiring Guarantor and each Affected Guarantor.

                                   SCHEDULE 2
             DOCUMENTS TO ACCOMPANY GUARANTOR ACCESSION CERTIFICATE

1. A copy, certified a true copy by a duly authorised officer of the Proposed Guarantor, of the constitutional documents of the Proposed Guarantor.

2. Evidence that the Proposed Guarantor has approved the execution and delivery of the Guarantor Accession Certificate, the accession of the Proposed Guarantor to this Guarantee and the performance of its obligations under this Guarantee.

3. A certificate of a duly authorised officer of the Proposed Guarantor setting out the names and signatures of the person or persons who will execute the Guarantor Accession Certificate on behalf of the Proposed Guarantor.

4. A legal opinion of counsel in the jurisdiction of incorporation of the Proposed Guarantor acceptable to the Security Trustee.

5. A copy, certified a true copy by a duly authorised officer of the Proposed Guarantor, of any decree, consent, licence, approval, registration or declaration of, with or by any governmental or other authority in or of such jurisdiction which is necessary to render any document to be delivered by the Proposed Guarantor pursuant hereto legal, valid and binding.

6. Evidence that each Affected Guarantor has approved the execution and delivery of the Guarantor Accession Certificate, the variation of its Guarantee Percentage and the performance of its obligations under this Guarantee with an amended Guarantee Percentage.

7. A certificate of a duly authorised officer of each Affected Guarantor setting out the names and signatures of the person or persons who will execute the Guarantor Accession Certificate on behalf of such Affected Guarantor.

8. A legal opinion of counsel in the jurisdiction of incorporation of each Affected Guarantor reasonably acceptable to the Security Trustee.

9. A copy, certified a true copy by a duly authorised officer of each Affected Guarantor, of any decree, consent, licence, approval, registration or declaration of, with or by any governmental or other authority in or of such jurisdiction which is necessary to render any document to be delivered by such Affected Guarantor pursuant hereto legal, valid and binding.

                                   SCHEDULE 3

                    FORM OF BENEFICIARY ACCESSION CERTIFICATE

To: [Names of Guarantors]

From: [-]

                                                                      Dated: [-]

Dear Sirs

1. We refer to a guarantee dated [-] December 2001 and made between GATX Financial Corporation, as Initial Guarantor, and Credit Lyonnais, EFG Aircraft Limited and EFG Aircraft (Ireland) Limited, as Initial Beneficiaries, (as amended, modified and restated prior to the date hereof, the "GUARANTEE").

2.    Terms defined in the Guarantee shall bear the same meaning herein.

3. [-] hereby confirms that it is, or is proposed to be, an Alternative Borrower under the Facility Agreement and is, or is proposed to be, a party, as lessor, to one or more Facility Leases with one or more of the Export Lessees and in such connection desires to become a Beneficiary of the Guarantee.

4. This Beneficiary Accession Certificate may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

5. This Beneficiary Accession Certificate shall be governed by and construed in accordance with English law.

IN WITNESS WHEREOF this certificate has been executed as a deed the day and year first before written.

[-],
acting by:
in the presence of:

Signature:

Name:

Title:

Agreed and accepted this [-] day of [-](3)

-------------

(3)   include a signature block for each Guarantor

                                   SCHEDULE 4

                            FORM OF NOTICE OF DEMAND

                        [LETTERHEAD OF SECURITY TRUSTEE]

To:   GATX Financial Corporation

      [other Guarantors]
                                                                          [Date]

RE: GUARANTEE DATED [ ] DECEMBER 2001 BETWEEN, INTER ALIOS, GATX FINANCIAL CORPORATION AND CREDIT LYONNAIS (THE GUARANTEE")

Capitalised terms used in this Notice of Demand shall have the meanings specified in the Guarantee.

The following Guaranteed Obligation has not been performed by [name of Export Lessee]

(a)   Obligation to be performed [ ]

(b)   Amount to be paid [ ]

(c)   Account to which monies should be paid [ ]

Pursuant to the Guarantee, we request [action to be taken/amount to be paid] within 3 Business Days from receipt of this Notice of Demand.

Signed by

For and on behalf of
[Security Trustee]

Executed as a Deed by                      )
                                           )
                                           )       [ILLEGIBLE]
the duly appointed representative          )
of GATX FINANCIAL CORPORATION              )
in the Presence of:                        )

/s/ Catherine Harrison
----------------------------

Executed as a Deed by                      )
                                           )
the duly appointed attorney-in-fact        )       [ILLEGIBLE]
of CREDIT LYONNAIS                         )
in the presence of:                        )

Executed as a Deed by                      )
                                           )
the duly appointed attorney-in-fact        )       [ILLEGIBLE]
of EFG AIRCRAFT LIMITED                    )
in the presence of:                        )

[ILLEGIBLE]

Executed as a Deed by                      )

the duly appointed attorney-in-fact        )
of EFG AIRCRAFT (IRELAND) LIMITED          )       [ILLIGIBLE]
in the presence of:                        )

[ILLEGIBLE]